CANCELLATION AGREEMENT

This Cancellation Agreement, dated April 23, 2011 (this "Agreement"), is made and entered into by and among Diversified Opportunities, Inc., a Delaware corporation (the "Company"), and Kevin Russeth, Jonathan Shultz and Steven J. Davis (together, the "Canceling Parties"), with respect to the following facts:

A. On or about the date hereof, the Company has entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Sugarmade, Inc., a California corporation ("Sugarmade"), and the shareholders of Sugarmade (the "Shareholders"), pursuant to which the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sugarmade in exchange for shares of the Company's common stock (the "Share Exchange Transaction"), and all capitalized terms not otherwise defined herein shall have the meaning given to them in the Share Exchange Agreement.

B.  The Cancelling Parties hold, as of the date of this Agreement, 9,000,000 restricted shares of the Company's outstanding common stock and as a condition to the Share Exchange transaction Sugarmade has required that the Cancelling Parties reduce the aggregate number of shares held by them to no more than 500,000 shares.

C.  Sugarmade has also agreed that in connection with the Share Exchange Transaction, the Cancelling Parties can elect to have all or any portion of the 500,000 shares redeemed by the Company for a pro rata portion of $400,000.

D.  The Canceling Parties are entering into this Agreement to, among other things, induce Sugarmade and the Shareholders to enter into the Share Exchange Transaction and each of the Canceling Parties acknowledges that Sugarmade and the Shareholders would not consummate the transactions contemplated by the Share Exchange Transaction unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.

Cancellation of Shares.  At the Closing of the Share Exchange Agreement, the Canceling Parties shall deliver to the Company for cancellation stock certificates representing the share of the Company's common stock held by each of them as set out below along with duly executed medallion guaranteed stock powers covering the shares (or such other documents acceptable to the Company's transfer agent) and hereby irrevocably instructs the Company and the Company's transfer agent to cancel the shares in the following amounts:

Register Holder	Share Certificate	Shares Cancelled	Shares Remaining after cancellation
Kevin Russeth		4,250,000	250,000
Jonathan Shultz	9271	2,125,500	125,000
Steven J. Davis	9272	2,125,000	125,000

Following such cancellation the shares common stock will no longer be outstanding on the stock ledger of the Company and the Canceling Parties shall no longer have any interest in the shares whatsoever.  The Company shall immediately deliver to the Company's transfer agent irrevocable instructions providing for the cancellation of the shares.

2.

Share Redemption.  At the Closing of the Share Exchange Agreement, the Cancelling Parties agree to have the Company redeem, and the Company agrees to redeem from the Cancelling Parties, the following shares of the Company's common stock held by each of them, in exchange for the redemption payment specified:

Register Holder	Share Redeemed	Cash Payment	Shares After Redemption
Kevin Russeth	200,000	$160,000	50,000
Jonathan Shultz	62,500	$50,000	62,500
Steven J. Davis	0	$0	125,000

Such redemption shall be effective upon, and such cash payment shall be due and payable at the Closing of the Share Exchange Transaction.  Following such redemption the redeemed shares will no longer be outstanding on the stock ledger of the Company and the Canceling Parties shall no longer have any interest in the redeemed shares whatsoever.  The Company shall immediately deliver to the Company's transfer agent irrevocable instructions providing for the cancellation of the redeemed shares.  The Canceling Parties’ obligations hereunder are conditioned upon the Company (i) entering into a Registration Rights Agreement with each Canceling Party to register the Company shares held by each Canceling Party after redemption, and to register the Company shares underlying the Warrants, in a form of Registration Rights Agreement as entered into with the investors in the Capital Raise (as defined in the Share Exchange Agreement); and (ii) issuing the Canceling Parties’ a total of 200,000 warrants (the “Warrants”) to purchase Company common stock at an exercise price of $1.25 and a term of 3 years, in the form of warrant as issued to the investors in the Capital Raise, with such individual warrants and denomination as directed in writing by the Canceling Parties.

3.

Representations by the Canceling Parties.

(a)

Each of the Canceling Parties owns the shares of common stock being cancelled or redeemed hereunder, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  Each of the Canceling Parties has sole control over such shares or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person has any option or right to purchase or otherwise acquire the shares, whether by contract of sale or otherwise, nor is there a "short position" as to the shares.

(b)

Each of the Canceling Parties has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Canceling Parties and constitutes a valid, binding obligation of the Canceling Parties, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

4.

Further Assurances.  Each party to this Agreement will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation or redemption of the shares).

5.

Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Canceling Parties, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Canceling Parties.

6.

Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

7.

Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Canceling Parties, and their respective successors and assigns.

8.

Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of California without regard to its conflict of laws rules, except to the extent the laws of Delaware are mandatorily applicable.

9.

Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.

Each such counterpart shall constitute an original but all such counterparts shall together constitute but one and the same instrument.

10.

Effectiveness of Agreement.  Notwithstanding any other provision contained herein, this Agreement shall become effective, and the obligations of the Company and Canceling Parties contained herein shall arise only upon, the occurrence of the Closing under the Share Exchange Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Diversified Opportunities, Inc.

By:  /s/ Kevin Russeth

Name:  Kevin Russeth

Title:  Chief Executive Officer and Chief Financial Officer

/s/ Kevin Russeth

Kevin Russeth

/s/ Jonathan Shultz

Jonathan Shultz

/s/ Steven J. Davis

Steven J. Davis

[Signature Page to Cancellation Agreement]